                                                                   EXHIBIT 10.47



                                   FORM OF
                        PHOENIX INTERNATIONAL LTD., INC.

                                   DIRECTOR'S
                           INDEMNIFICATION AGREEMENT




                      Dated as of __________________, 1996

                               TABLE OF CONTENTS

                                                                                                                       Page
                                                                                                                       ----
1.       Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

2.       Limitations on Indemnity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2

3.       Contribution . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2

4.       Continuation of Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3

5.       Notification and Defense of Claim  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3

6.       Advancement and Repayment of Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4

7.       Agreement to Serve . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4

8.       Enforcement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4

9.       Vested Rights; Specific Performance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5

10.      Liability Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5

11.      Witness Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5

12.      Security For Indemnification Obligations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5

13.      Non-Exclusivity, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5

14.      Subrogation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5

15.      No Duplication of Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5

16.      Separability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5

17.      Governing Law; Successors; Amendment and Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5

18.      Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6

19.      Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6


                        PHOENIX INTERNATIONAL LTD., INC.

                                   DIRECTOR'S
                           INDEMNIFICATION AGREEMENT


         THIS AGREEMENT is made and entered into as of May ____, 1996, by and between PHOENIX INTERNATIONAL LTD., INC., a Florida corporation (the "Corporation"), and _____________________________ (the "Director").

         WHEREAS, the Director is a member of the Board of Directors of the Corporation and in such capacity is performing a valuable service to the Corporation; and

         WHEREAS, the Corporation's Amended and Restated Bylaws (the "Bylaws") provide for the indemnification of the directors of the Corporation as allowed by Section 607.0850 of the Florida Business Corporation Act, as amended (the "State Statute"); and

         WHEREAS, the Bylaws and State Statute specifically contemplate that contracts may be entered into between the Corporation and the members of its Board of Directors with respect to indemnification of such directors; and

         WHEREAS, in order to provide to the Director assurances with respect to the protection provided against liabilities that he may incur in the performance of his duties to the Corporation, and to thereby induce the Director to continue to serve as a member of its Board of Directors, the Corporation has determined and agreed to enter into this Agreement with the Director;

         NOW, THEREFORE, in consideration of the premises and the Director's continued service as a director after the date hereof, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1. INDEMNIFICATION. The Corporation hereby agrees to hold harmless and indemnify the Director to the full extent that the State Statute, or any amendment thereof or other statutory provision adopted after the date hereof, authorizes, including, but not limited to, holding harmless and indemnifying the Director against any and all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the Director in connection with any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (including an action by or in the right of the Corporation), to which the Director is, was, or at any time becomes a party, or is threatened to be made a party, by reason of the fact that the Director is, was, or at any time becomes a director, officer, employee or agent of the Corporation or any subsidiary of the Corporation, or is or was serving or at any time serves at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise. The indemnification hereunder shall be broader than that provided for in the Bylaws, and in addition to any rights granted thereunder.

         2. LIMITATIONS ON INDEMNITY. Indemnification or advancement of expenses shall not be made to or on behalf of the Director:

         (a) If a judgment or other final adjudication establishes that his actions, or omissions to act, were material to the cause of action so adjudicated and constitute:

                 (i) a violation of the criminal law, unless the Director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful;

                 (ii) a transaction from which the Director derived an improper personal benefit;

                 (iii) a circumstance under which the liability provisions of Section 607.0834 of the State Statute are applicable to the Director; or

                 (iv) willful misconduct or a conscious disregard for the best interests of the Corporation in a proceeding by or in the right of the Corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder.

         (b) With respect to any suit in which final judgment is rendered against the Director for an accounting of profits made from the purchase or sale by the Director of securities of the Corporation, pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended, or similar provisions of any federal, state, or local statutory law, or on account of any payment by the Director to the Corporation in respect of any claim for such an accounting.

         (c) If a final decision by a court having jurisdiction in the matter shall determine that such indemnification is not lawful.

         3. CONTRIBUTION. If the indemnification provided for in Section 1 hereof is unavailable and may not be paid to the Director for any reason other than those set forth in Section 2 (a) or (b) hereof, then in respect of any threatened, pending, or completed action, suit, or proceeding in which the Corporation is jointly liable with the Director (or would be if joined in such action, suit or proceeding), the Corporation shall contribute to the amount of expenses, judgments, fines, and settlements paid or payable by the Director in such proportion as is appropriate to reflect (a) the relative benefits received by the Corporation on the one hand and the Director on the other hand from the transaction from which such action, suit, or proceeding arose, and (b) the relative fault of the Corporation on the one hand and of the Director on the other hand in connection with the events which resulted in such expenses, judgments, fines, or settlement amounts, as well as any other relevant equitable considerations. The relative fault of the Corporation on the one hand and of the Director on the other hand shall be determined by reference to, among other things, the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent the circumstances resulting in such expenses, judgments, fines, or settlement amounts. The Corporation agrees that it would not be just and equitable if contribution pursuant to this Section 3 were determined by pro rata allocation or any other method of allocation that does not take account of the foregoing equitable considerations.

         4. CONTINUATION OF OBLIGATIONS. All agreements and obligations of the Corporation contained herein shall continue during the period the Director is a director, officer, employee, or agent of the Corporation (or is serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise) and shall continue thereafter for so long as the Director shall be subject to any possible claim or threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, or investigative, by reason of the fact that the Director was a director of the Corporation or serving in any other capacity referred to herein.

         5.      NOTIFICATION AND DEFENSE OF CLAIM.

         (a) Promptly after receipt by the Director of notice of the commencement of any action, suit, or proceeding, the Director will, if a claim in respect thereof is to be made against the Corporation under this Agreement, notify the Corporation of the commencement thereof, but the omission to so notify the Corporation will not relieve the Corporation from any liability which it may have to the Director otherwise than under this Agreement.

         (b) With respect to any such action, suit, or proceeding as to which the Director so notifies the Corporation:

                 (i) the Corporation will be entitled to participate therein at its own expense; and

                 (ii) subject to Section 6 hereof, and if the Director shall have provided his written affirmation of his good faith belief that his conduct did not constitute behavior of the kind described in
                             Section 2(a) hereof and that he is entitled to indemnification hereunder, the Corporation may assume the defense thereof. After notice from the Corporation to the Director of its election so to assume such defense, the Corporation will not be liable to the Director under this Agreement for any legal or other expenses subsequently incurred by the Director in connection with the defense thereof, other than reasonable costs of investigation or as otherwise provided below. The Director shall have the right to employ his separate counsel in such action, suit, or proceeding, but the fees and expenses of such counsel incurred after notice from the Corporation of its assumption of the defense thereof shall be at the expense of the Director unless (i) the employment of counsel by the Director has been authorized by the Corporation, (ii) counsel designated by the Corporation to conduct such defense shall not be reasonably satisfactory to the Director, or (iii) the Corporation shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of such counsel shall be at the expense of the Corporation. For the purposes of clause (iii) above, the Director shall be entitled to determine that counsel designated by the Corporation is not reasonably satisfactory if, among other reasons, the Director shall have been advised by qualified counsel that, because of actual or potential conflicts of interest in the matter between the Director, other officers or directors similarly indemnified by the Corporation, and/or the Corporation, representation of the Director by counsel designated by the Corporation is likely to materially and adversely affect the Director's interest or would not be permissible under applicable canons of legal ethics.

         (c) The Corporation shall not be liable to indemnify the Director under this Agreement for any amounts paid in settlement of any action or claim effected without the Corporation's written consent. The Corporation shall not settle any action or claim in any manner which would impose any penalty or limitation on the Director without the Director's written consent. Neither the Corporation nor the Director will unreasonably withhold consent to any proposed settlement.

         6. ADVANCEMENT AND REPAYMENT OF EXPENSES. Upon request therefor accompanied by reasonably itemized evidence of expenses incurred, and by the Director's written affirmation of his good faith belief that his conduct met the standard applicable to indemnification pursuant to Section 1 hereof and did not constitute behavior of the kind described in Section 2(a) hereof, and that he is entitled to indemnification hereunder, the Corporation shall advance to the Director the reasonable expenses (including attorneys' fees and costs of investigation and defense (including the fees of expert witnesses, other professional advisors, and private investigators)) incurred by him in defending any civil or criminal suit, action, or proceeding for which the Director is entitled (assuming an applicable standard of conduct is met) to indemnification pursuant to this Agreement. The Director agrees to reimburse the Corporation for all reasonable expenses paid by the Corporation, whether pursuant to this Section or Section 5 hereof, in defending any action, suit, or proceeding against the Director in the event and to the extent that it shall ultimately be determined that the Director is not entitled to be indemnified by the Corporation for such expenses under this Agreement. Any advances and the Director's agreement to repay shall be unsecured and interest-free.

         7. AGREEMENT TO SERVE. The Director hereby agrees to continue to serve as a director of the Corporation faithfully and to the best of his ability so long as he is duly elected and qualified in accordance with the provisions of the Bylaws or until such time as he tenders his resignation in writing.

         8.      ENFORCEMENT.

         (a) The Corporation expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on it hereby in order to induce the Director to continue to serve as a director of the Corporation and acknowledges that the Director will in the future be relying upon this Agreement in continuing to serve in such capacity.

         (b) In the event the Director is required to bring any action to enforce rights or to collect moneys due under this Agreement and is successful in such action, the Corporation shall reimburse the Director for all of the Director's reasonable fees and expenses in bringing and pursuing such action.

         9. VESTED RIGHTS; SPECIFIC PERFORMANCE. No amendment to the Articles of Incorporation or Bylaws of the Corporation or any other corporate action shall in any way limit the Director's rights under this Agreement. In any proceeding brought by or on behalf of the Director to specifically enforce the provisions of this Agreement, the Corporation hereby waives the claim or defense therein that the plaintiff or claimant has an adequate remedy at law, and the Corporation shall not urge in any such proceeding the claim or defense that such remedy at law exists. The provisions of this Section 9, however, shall not prevent the Director from seeking a remedy at law in connection with any breach of this Agreement.

         10. LIABILITY INSURANCE. Contemporaneously with the initial public offering of the Corporation's common stock, the Corporation shall maintain an insurance policy or policies providing Directors' or Officers' liability insurance, and the Director shall be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage provided under such policy or policies in effect for any other Director of the Corporation. Copies of all correspondence between the Corporation and the company or companies providing such insurance shall be promptly delivered to the Director by the Corporation.

         11. WITNESS FEES. Nothing in this Agreement shall limit the Corporation's power to pay or reimburse expenses incurred by the Director in connection with his appearance as a witness in a proceeding or action at a time when he has not been made a named defendant or respondent in such proceeding or action.

         12. SECURITY FOR INDEMNIFICATION OBLIGATIONS. The Corporation may at any time and in any manner, at the discretion of the Board of Directors, secure the Corporation's obligations to indemnify or advance expenses to the Director pursuant to this Agreement.

         13. NON-EXCLUSIVITY, ETC. The rights of the Director hereunder shall be in addition to any other rights with respect to indemnification, advancement of expenses or otherwise that the Director may have under the Bylaws or the State Statute or otherwise.

         14. SUBROGATION. In the event of payment under this Agreement, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of the Director, who shall execute all papers required and shall do everything that may be necessary to enable the Corporation effectively to bring suit to enforce such rights.

         15. NO DUPLICATION OF PAYMENTS. The Corporation shall not be liable under this Agreement to make any payment to the Director hereunder to the extent the Director has otherwise actually received payment (under any insurance policy, Bylaw or otherwise) of the amounts otherwise payable hereunder.

         16. SEPARABILITY. Each of the provisions of this Agreement is a separate and distinct agreement and independent of the others, so that if any provision hereof shall be held to be invalid or unenforceable in whole or in part for any reason, such invalidity or unenforceability shall not affect the validity or enforceability of the other provisions hereof.

         17.     GOVERNING LAW; SUCCESSORS; AMENDMENT AND TERMINATION.

         (a) This Agreement shall be interpreted and enforced in accordance with the laws of the State of Florida.

         (b) This Agreement shall be binding upon the Director and the Corporation and its successors and assigns (including any transferee of all or substantially all of its assets and any successor by merger or otherwise by operation of law), and shall inure to the benefit of the Director, his heirs, personal representatives, and assigns and to the benefit of the Corporation and its successors and assigns.

         (c) No amendment, modification, termination, or cancellation of this Agreement shall be effective unless in writing signed by both parties hereto.

         18. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

         19. NOTICES. All notices, requests and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given and received when delivered in person, when delivered by overnight delivery service, or three business days after being mailed by registered or certified mail, postage prepaid, return receipt requested, to the following addresses (or to such other address as one party may from time to time designate in writing to the other party hereto):

         If to the Corporation:      Phoenix International Ltd., Inc.
                                     900 Winderley Place
                                     Suite 140
                                     Maitland, Florida 32751
                                     Attn:  President

         With a copy to:             Nelson Mullins Riley & Scarborough, L.L.P
                                     400 Colony Square, Suite 2200
                                     1201 Peachtree Street, N.E.
                                     Atlanta, Georgia  30361
                                     Attn:  Glenn W. Sturm, Esq.

         If to the Director:
                                     ------------------------------------------

                                     ------------------------------------------

                                     ------------------------------------------

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.



                                          PHOENIX INTERNATIONAL LTD., INC.


                                          By:
                                               ---------------------------------
                                               Name:
                                               Title:




                                          DIRECTOR



                                          --------------------------------------
                                          Name: